CONFORMED COPY

___________________________________________________________________________



                         AMENDED AND RESTATED
                           CREDIT AGREEMENT


                      Dated as of October 21, 1998

               Amended and Restated as of October 20, 1999


                                  among


                            THE STANLEY WORKS
                              as Borrower



                    THE LENDERS REFERRED TO HEREIN,
                             as Lenders

                                and

                           CITIBANK, N.A.
                             as Agent


                    SALOMON SMITH BARNEY INC.
                             Arranger

___________________________________________________________________________



		AMENDED AND RESTATED CREDIT AGREEMENT, dated as of October 21, 1998, amended and restated as of October 20, 1999, among THE STANLEY WORKS (the "Borrower"); each of the lenders that is a signatory hereto
(the "Lenders"); and CITIBANK, N.A., as Agent for the Lenders (together with its successors in such capacity, the "Agent").

		The Borrower, certain Lenders and the Agent are parties to a Credit Agreement dated as of October 21, 1998 (as heretofore amended and modified, the "Existing
Credit Agreement"), providing, subject to the terms and conditions thereof, for extensions of credit (by the making of loans) by the Lenders to the Borrower in an aggregate principal amount not exceeding $250,000,000 at any one time outstanding.  The Borrower, the Lenders and the Agent wish to amend and restate the Existing Credit Agreement; and accordingly, the parties hereto hereby agree to amend the Existing Credit Agreement as set forth herein and to restate the Existing Credit Agreement as so amended (as so amended and restated, the
 "Amended and Restated Credit Agreement"):

		Section 1.  Definitions. Terms used but not otherwise defined herein have the meanings given them in the Existing Credit Agreement.

		Section 2.  Amendments.  Effective on the Effective Date (as defined below),
 (i) the Existing Credit Agreement is hereby amended as set forth below, and
 (ii) the Existing Credit Agreement is restated to read in its entirety as set forth in the Existing Credit Agreement, which is hereby incorporated herein by reference, with the amendments set forth below:

	A.	References in the Existing Credit Agreement to "this Agreement" and words of similar import (including indirect references) shall be deemed to be references to the Existing Credit Agreement as amended and restated hereby.

	B.	Section 1.01 of the Existing Credit Agreement is amended by inserting the following definitions (or, in the case of any definition for a term that is defined in the Existing Credit Agreement before giving effect to this Amendment and Restatement, by amending and restating such definition to read in its entirety as set forth below):

	"Applicable Utilization Fee Rate" means, for each day on which the Utilization Ratio exceeds 0.50 and (if the maturity of the Committed Advances has been extended as provided in Section 2.07(c)) for each day after the Termination Date regardless of the Utilization Ratio, a rate per annum equal to
(i) 0.1000% if on such date the Borrower's outstanding Long-Term Indebtedness is rated A- or higher by Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc. ("Standard & Poor's") and A3 or higher by Moody's Investors
Service, Inc. ("Moody's"), (ii) 0.1250% if on such date clause (i) is inapplicable (including if such Long-Term Indebtedness is no longer rated by either agency); provided that if the respective levels of the Borrower's outstanding Long-Term Indebtedness credit ratings differ, the "Applicable Utilization Fee Rate" will be determined based on the level one above that level applicable to the lower of said credit ratings.

	"Applicable Eurodollar Margin" means, with respect to any Interest Period for each Eurodollar Rate Advance, (i) 0.1500% if on the date such Eurodollar Rate Advance is made the Borrower's outstanding Long-Term Indebtedness is rated A+ or higher by Standard & Poor's and A1 or higher by Moody's, (ii) 0.1900% if on such date clause (i) is inapplicable and the Borrower's outstanding Long-Term Indebtedness is rated A or higher by Standard & Poor's and A2 or higher by Moody's, (iii) 0.2300% if on such date clauses (i) and (ii) are inapplicable and the Borrower's outstanding Long-Term Indebtedness is rated A- or higher by Standard & Poor's and A3 or higher by Moody's, (iv) 0.4500% if on such date clauses (i), (ii) and (iii) are inapplicable and the Borrower's outstanding Long-Term Indebtedness is rated BBB+ or higher by Standard & Poor's and Baa1 or higher by Moody's, (v) 0.4750% if on such date clauses (i), (ii), (iii) and (iv) are inapplicable and the Borrower's outstanding Long-Term Indebtedness is rated BBB or higher by Standard & Poor's and Baa2 or higher by Moody's, and (vi) 0.6750% if on such date clauses (i), (ii), (iii), (iv) and (v) are inapplicable (including if such Long-Term Indebtedness is no longer rated by either agency); provided that if the maturity of any Eurodollar Rate Advance has been extended pursuant to Section 2.07(c), the Applicable Eurodollar Margin shall mean, with respect to any Interest Period for each Eurodollar Rate Advance from and after the Termination Date, the sum of (x) the rate determined according to the foregoing provisions plus (y) 0.2500%; provided further that if the respective levels of the Borrower's outstanding Long-Term Indebtedness credit ratings differ, the "Applicable Eurodollar Margin" will be determined based on the level one above that level applicable to the lower of said credit ratings.

	"Applicable Facility Fee Rate" means, as of any date of payment of the fee required by Section 2.03, a rate per annum equal to (i) 0.0500% if on such date the Borrower's outstanding Long-Term Indebtedness is rated A+ or higher by Standard & Poor's and A1 or higher by Moody's, (ii) 0.0600% if on such date clause (i) is inapplicable and the Borrower's outstanding Long-Term Indebtedness is rated A or higher by Standard & Poor's and A2 or higher by Moody's, (iii) 0.0700% if on such date clauses (i) and (ii) are inapplicable and the Borrower's outstanding Long-Term Indebtedness is rated A- or higher by Standard & Poor's and A3 or higher by Moody's, (iv) 0.1000% if on such date clauses (i), (ii) and (iii) are inapplicable and the Borrower's outstanding Long-Term Indebtedness is rated BBB+ or higher by Standard & Poor's and Baa1 or higher by Moody's, (v) 0.1500% if on such date clauses (i), (ii), (iii) and
(iv) are inapplicable and the Borrower's outstanding Long-Term Indebtedness is rated BBB or higher by Standard & Poor's and Baa2 or higher by Moody's, and
(vi) 0.2000% if on such date clauses (i), (ii), (iii), (iv) and (v) are inapplicable (including if such Long-Term Indebtedness is no longer rated by either agency); provided that if the respective levels of the Borrower's outstanding Long-Term Indebtedness credit ratings differ, the "Applicable Facility Fee Rate" will be determined based on the level one above that level applicable to the lower of said credit ratings.

		"Termination Date" means the earlier of (a) October 18, 2000 or (b) the date of termination in whole of the Commitments pursuant to Section 2.01(b) or
6.01.

		"Utilization Ratio" means, at any time, the ratio of (i) the aggregate outstanding principal amount of the Advances at such time to (ii) the aggregate amount of the Commitments at such time.

	C.	Section 2.03(a) of the Existing Credit Agreement is amended by (i)
inserting "or (if the maturity of the Committed Advances has been extended as provided in Section 2.07(c)) the Term Date" after the first reference to "Termination Date" thereof and (ii) inserting "and (if the maturity of the Committed Advances has been extended as provided in Section 2.07(c)) the Term Date" after the second reference to "Termination Date" thereof.

	D.	Section 2.03 of the Existing Credit Agreement is amended by adding new clause (c) at the end thereof as follows:

	"(c)  Utilization Fee.  The Borrower shall pay to the Agent for the pro rata account of the Lenders a utilization fee on the outstanding principal amount of the Advances, for each day on which the Utilization Ratio exceeds 0.50 and (if the maturity of the Committed Advances has been extended as provided in Section
2.07(c)) for each day after the Termination Date regardless of the Utilization
Ratio, at a rate per annum equal to the Applicable Utilization Fee Rate, payable on each day on which a payment of interest is due under Section 2.05."

E.	Section 2.07(c) of the Existing Credit Agreement is amended by deleting the "." at the end thereof and adding new language at the end thereof as follows:

"; and provided further that the outstanding principal amount of any Committed Advances whose maturity has been extended to the Term Date pursuant to this Section 2.07(c) shall bear interest at a rate per annum equal to the sum of 0.2500% plus the interest rate otherwise applicable hereunder to such principal amount in effect from time to time, payable on each day on which a payment of interest is otherwise due hereunder."

F.	Sections 4.01 of the Existing Credit Agreement is amended by adding new clause (m) at the end thereof as follows:

"(m)	Year 2000.  The Borrower has (i) initiated a review and assessment of all areas within its and each of its Subsidiaries' business and operations (including those materially affected by suppliers and vendors) that could be adversely affected by the risk that computer applications used by the Borrower or any of its Subsidiaries (or suppliers and vendors) may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999 (the "Year 2000 Problem"), (ii) developed plans and timetables for addressing the Year 2000 Problem on a timely basis and
(iii) to date, implemented those plans in accordance with such timetables as amended to date. Based on the foregoing (x) each material supplier and vendor contacted for such purpose by the Borrower or a Subsidiary of the Borrower has represented to the Borrower or such Subsidiary, as the case may be, that the computer applications of such supplier or vendor, as the case may be, that are material to the Borrower's or any of its Subsidiaries' business or operations are reasonably expected on a timely basis to be able to perform properly date-sensitive functions for all dates before, on and after January 1, 2000 and (y) the Borrower believes that except as set forth in the Borrower's report on Form 10-Q for the period ending July 3, 1999, all of the Borrower's and each of its Subsidiaries' computer applications that are material to its or any of its Subsidiaries' business and operations are reasonably expected on a timely basis to be able to perform properly date-sensitive functions for all dates before, on and after January 1, 2000, except to the extent that a failure to do so could not reasonably be expected to have a Material Adverse Effect."

	G.	Schedule I of the Existing Credit Agreement is amended to read in its entirety as set forth in Schedule I hereto.

		Section 3.  Representations and Warranties.  The Borrower represents and warrants to the Lenders as of the Effective Date that (i) the representations and warranties set forth in Section 4.01 of the Existing Credit Agreement are true and correct on and as of the Effective Date as though made on and as of the
Effective Date (or, if any such representation or warranty is expressly stated
to have been made as of a specific date, as of such specific date) and as if each reference in said Section 4.01 to "this Agreement" included reference to the Amended and Restated Credit Agreement and as if each reference in said Section 4.01 to "December 30, 1995" were instead a reference to "January
3, 1999" and (ii) no event has occurred and is continuing that constitutes a
Default or Event of Default (and the parties agree that breach of any of the representations and warranties in this Section 3 shall constitute an
Event of Default under Section 6.01(b) of the Amended and Restated Credit
Agreement).

		Section 4.  Conditions to Effectiveness. The amendment and restatement set forth in Section 2 hereof shall become effective on the date (the "Effective
Date") on which the Agent shall notify the Borrower that the following conditions precedent have been satisfied (and the Agent shall promptly notify the Lenders of the occurrence of the Effective Date):

		(a)  	Documents.  The Agent shall have received the following documents
(with sufficient copies for each Lender), each of which shall be satisfactory to the Agent in form and substance:

			(1)  	Execution by All Parties.  Counterparts of this Amendment and
Restatement, duly executed and delivered by the Borrower, the Agent and the
Lenders.

			(2)  	Authority and Approvals.  Certified copies of the resolutions of the Board of Directors of the Borrower (or equivalent documents) authorizing and approving this Amendment and Restatement and the Notes, authorizing
Borrowings under the Amended and Restated Credit Agreement in an aggregate principal amount up to but not exceeding $250,000,000 at any one time outstanding, and certified copies of all documents evidencing other necessary action (corporate, partnership or otherwise) and governmental approvals, if any, with respect to this Amendment and Restatement and the Notes.

		   	(3)  	Secretary's or Assistant Secretary's Certificate.  A certificate of the Secretary or an Assistant Secretary of the Borrower, dated the Effective
Date, certifying the names and true signatures of the officers of the Borrower authorized to execute and deliver this Amendment and Restatement and the
Notes and the other documents to be delivered hereunder.

			(4)  	Opinion of Borrower's Counsel.  A favorable opinion of counsel to the Borrower, in substantially the form of Exhibit A hereto, and as to such other matters as the Agent or any Lender acting through the Agent may reasonably request.

			(5)  	Closing Certificate.  A certificate of a senior financial officer of the Borrower, dated the Effective Date, certifying the representations and warranties set forth in Section 3 hereof are true on such date as if made on and as of such date.

		(b)  	Approvals.  The Agent shall have received evidence satisfactory to it of receipt of all third party consents and approvals necessary in connection with this Amendment and Restatement (without the imposition of any conditions except those that are acceptable to the Lenders) and that the same remain in effect.

		(c)  	Fees and Expenses.  The Agent shall have received evidence satisfactory to it that (i) the Borrower shall have paid in full all accrued fees, expenses and interest due and payable to the Agent and the Lenders under the Existing
Credit Agreement, (ii) the Borrower shall have paid all accrued fees and expenses of the Agent (including the reasonable fees and expenses of counsel to the Agent) in connection with this Amendment and Restatement and (iii) the
Borrower shall have paid to the Agent for account of the Lenders such up-front fees in connection with the execution of this Amendment and Restatement as the
Borrower and the Agent shall have agreed upon.

		Section 5.  Pro Rata Adjustments.  The Borrower shall, on the Effective Date
(but only if any Advances are outstanding on said date), borrow Advances from certain of the Lenders and/or (notwithstanding (i) the second sentence of
Section 2.07(a) of the Amended and Restated Credit Agreement requiring that prepayments be made in accordance with said Section 2.07(a) and (ii) Section
2.09(a) of the Amended and Restated Credit Agreement requiring that payments be made ratably in accordance with the principal amounts of the Advances held by the Lenders) prepay Advances (together with all accrued and unpaid interest thereon) such that, after giving effect thereto, the Advances (including, without limitation, the principal amounts and Interest Periods thereof) shall be held by the Lenders ratably in accordance with their respective
Commitments (after giving effect to this Amendment and Restatement).

		Section 6.  Miscellaneous.  Except as herein provided, the Existing Credit
Agreement shall remain unchanged and in full force and effect.  This Amendment and Restatement may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement and any of the parties hereto may execute this Amendment and Restatement by signing any such counterpart.  This Amendment and Restatement shall be governed by, and construed in accordance with, the law of the State of New York.

		IN WITNESS WHEREOF, the parties hereto have caused this Amendment and
Restatement be duly executed and delivered as of the day and year first above written.

                               	BORROWER

                               	THE STANLEY WORKS


                               	By ___	/s/ C.A. Douglas_____________________
                             	  Name:  C.A. Douglas
                             	  Title:   Treasurer


                               	AGENT

                               	CITIBANK, N.A.


                               	By __/s/ Carolyn A. Kee
                             	  Name:  Carolyn A. Kee
                             	  Title:   Vice President


                               	LENDERS

                               	CITIBANK, N.A.


                               	By __/s/ Carolyn A. Kee
                             	  Name:  Carolyn A. Kee
                             	  Title:   Vice President


                               	WACHOVIA BANK, N.A.


                               	By __/s/ Terence A. Snellings____________
                             	  Name:  Terence A. Snellings
                             	  Title:   Senior Vice President


                               	BANQUE NATIONALE DE PARIS


                               	By __/s/ Sophie Revillard Kaufman_____
                             	  Name:  Sophie Revillard Kaufman
                             	  Title:   Vice President

                               	By __/s/ Gwen Abbott_______________________
                             	  Name:  Gwen Abbott
                             	  Title: Assistant Vice President


                               	BARCLAYS BANK PLC


                               	By __/s/ Terance Bullock_____________________
                             	  Name:  Terance Bullock
                             	  Title:   Vice President


                               	FLEET NATIONAL BANK


                               	By __/s/ Jeff Lynch______________
                             	  Name:  Jeff Lynch
                             	  Title:   Senior Vice President


                               	ROYAL BANK OF CANADA


                               	By __/s/ Lynne M. Litterini___________________
                             	  Name:  Lynne M. Litterini
                             	  Title:   Manager


                               	MORGAN GUARANTY TRUST COMPANY
                               	OF NEW YORK


                               	By __/s/ Robert Bottamedi____________________
                             	  Name:  Robert Bottamedi
                             	  Title:   Vice President


                              	MELLON BANK, N.A.


                              	By __/s/ R. Jane Westrich___________
                            	  Name:  R. Jane Westrich
                            	  Title:   Vice President


                              	THE NORTHERN TRUST COMPANY


                              	By __/s/ James F.T. Monhart__________________
                            	  Name:  James F.T. Monhart
                            	  Title:   Senior Vice President


                              	BANKERS TRUST COMPANY


                              	By __/s/ Mary Kay Coyle_____________________
                            	  Name:  Mary Kay Coyle
                            	  Title:   Managing Director

                                                         	SCHEDULE I

                           Lenders and Commitments


Lenders                                            	Commitment

CITIBANK, N.A.                                   	$30,000,000.00

BANQUE NATIONALE DE PARIS                        	$27,500,000.00

FLEET NATIONAL BANK                              	$37,500,000.00

MELLON BANK, N.A.                                	$27,500,000.00

MORGAN GUARANTY TRUST COMPANY OF NEW YORK        	$27,500,000.00

WACHOVIA BANK, N.A.                              	$27,500,000.00

BANKERS TRUST COMPANY                            	$25,000,000.00

BARCLAYS BANK PLC                                	$20,000,000.00

ROYAL BANK OF CANADA                             	$17,500,000.00

THE NORTHERN TRUST COMPANY                       	$10,000,000.00



                                                           EXHIBIT A


                       [FORM OF OPINION OF GENERAL COUNSEL]


                                                	October 20, 1998


To each of the Lenders parties to the
  Amended and Restated Credit
  Agreement referred to below and to
  Citibank, N.A., as Agent
  for said Lenders

Ladies and Gentlemen:

		I am the General Counsel of The Stanley Works, a Connecticut corporation (the
"Borrower"), and have acted as counsel to the Borrower in connection with the
Amendment and Restatement dated as of October 20, 1999 (the "Amendment and
Restatement") to the Credit Agreement dated as of October 21, 1998 (the
"Existing Credit Agreement and, as amended by the Amendment and Restatement, the "Amended and Restated Credit Agreement"), among the Borrower, certain
Lenders parties thereto (the "Lenders"), and Citibank, N.A., as Agent for said
Lenders.

		This opinion is being delivered to you pursuant to Section 4(a)(4) of the
Amendment and Restatement.  Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Amendment and
Restatement.

		In rendering the opinions set forth herein, I have examined and relied on originals or copies of the following:

		(a)	a counterpart executed by the Borrower of the Amendment and
Restatement;

		(b)	copies of the Certificate of Incorporation and Bylaws of the Borrower;

		(c)	a certified copy of certain resolutions of the Board of Directors of the
Borrower;

		(d)	certificates from public officials in the State of Connecticut as to the good standing of the Borrower in the State of Connecticut; and

		(e)	such other documents as I have deemed necessary or appropriate as a basis for the opinions set forth below.

		In my examination, I have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies, and the authenticity of the originals of such copies.  As to any facts material to this opinion which I did not independently establish or verify, I have relied upon written statements and certificates of the Borrower and its officers and other representatives and of public officials.

		Unless otherwise indicated, references in this opinion to the "Loan Documents"
 shall mean the Amendment and Restatement and the Amended and Restated Credit
Agreement.  In addition, references to (i) "Applicable Laws" shall mean the laws and regulations of the States of Connecticut and New York and the United States
of America (including, without limitation, Regulations U and X of the Board of
Governors of the Federal Reserve System) which are applicable to the transactions contemplated by the Loan Documents; (ii) the term
"Governmental Authorities" means any Connecticut, New York and federal executive, legislative, judicial, administrative or regulatory body; (iii) the term "Applicable Contracts" shall mean the agreements and instruments set forth in the index of exhibits to the Borrower's Annual Report on Form 10K for the
year ended                       , 19   filed with the Securities
and Exchange Commission and (iv) the term "Governmental Approval" means any consent, approval, license, authorization or validation of, or filing, recording or registration with, any Governmental Authority pursuant to any Applicable Law.

		I am admitted to the bar in the States of Connecticut and New York.  This
opinion is limited to the laws of the State of Connecticut, the State of New
York and the United States of America to the extent specified herein.

		In rendering this opinion, I have assumed, with your consent, that:

		(a)	the execution, delivery or performance by the Borrower of the Loan
Documents does not and will not conflict with, contravene, violate or constitute a default under any rule, law or regulation to which the Borrower is subject
(other than applicable laws, orders and decrees as to which I express my opinion in paragraph 5 herein) or any agreement or instrument to which the Borrower or the Borrower's property is subject (except and to the extent that I express my opinion in paragraph 5 herein);

		(b)	and no authorization, consent or other approval of, notice to or filing with any court, governmental authority or regulatory body (other than
Governmental Approvals as to which I express my opinion in paragraph 6 herein)
is required to authorize or is required in connection with the execution, delivery or performance by the Borrower of any Loan Document or the transactions contemplated thereby.

		My opinions are also subject to the following assumptions and qualifications:

		(a)	each Loan Document constitutes the valid and binding obligation of the
Lenders and is enforceable against the Lenders in accordance with its terms;
and

		(b)	I express no opinion as to the effect on the opinions herein stated of (i)
the compliance or noncompliance of the Lenders with any state, federal or other laws or regulations applicable to the Lenders or (ii) the legal or regulatory status or the nature of the business of the Lenders.

		Based upon the foregoing and such investigations that I have deemed necessary, and subject to the limitations, qualifications, exceptions and assumptions set forth herein, I am of the opinion that:

  		1.	The Borrower has been duly incorporated, is validly existing and in good standing under the laws of the State of Connecticut.

		2.	The Borrower has the corporate power and corporate authority to execute, deliver and perform all of its obligations under the Loan Documents.

		3.	The execution and delivery of each Loan Document has been duly authorized by all requisite corporate action on the part of the Borrower.

		4.	Each Loan Document has been duly executed and  delivered by the
Borrower, constitutes a valid and binding obligation of the Borrower and is enforceable against the Borrower in accordance with its terms, subject to the following qualifications:

		(i)	enforcement may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

		(ii)	I express no opinion as to the enforceability of any rights to indemnification provided for in the Loan Documents which may violate the public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation); and

		(iii)	I express no opinion as to the enforceability of Section 8.05 of the
Amended and Restated Credit Agreement insofar as this provision purports to authorize a Person who has purchased a participation in Advances under the
Amended and Restated Credit Agreement to set off, appropriate or apply any deposit or property or indebtedness of the Borrower against any obligation of the Borrower.

		5.	Neither the execution, delivery or performance by the Borrower of  the
Loan Documents nor the compliance by the Borrower with the terms and provisions thereof will conflict with, contravene, violate or constitute a default  under
(i) any provision of any Applicable Contract or, to the best of my knowledge, after due investigation, any other agreement or instrument to which the Borrower or the Borrower's property is subject, (ii) any provision of any Applicable Law,
(iii) to the best of my knowledge, after due investigation, any judicial or administrative order or decree of any Governmental Authority or (iv) its
Certificate of Incorporation and By-laws.  As used in this paragraph, "due investigation" means solely that, as to agreements and instruments, I have interviewed the officers of the Borrower responsible for its financing activities, and, as to orders and decrees, I have
interviewed the lawyers under my supervision.

		6.	Based on my review of Applicable Laws, but without my having made any special investigation concerning any other law, rule or regulation, no
Governmental Approval which has not been obtained or taken and is not in full force and effect, is required to authorize or is required in connection with the execution, delivery or performance of the Loan Documents by the Borrower.

		This opinion is being furnished only to you and is solely for your benefit in connection with the transactions contemplated by the Loan Documents and is not to be used, circulated, quoted, relied upon or otherwise referred to for any other purpose without my prior written consent.


						Very truly yours,